                                                                    Exhibit 10-2


                     ROCHESTER GAS AND ELECTRIC CORPORATION

                    SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM


     Effective July 1, 1999, ROCHESTER GAS AND ELECTRIC CORPORATION (the "Company") hereby amends, restates and renames the excess benefit plan previously named the RG&E Unfunded Retirement Income Plan as the ROCHESTER GAS AND ELECTRIC CORPORATION SUPPLEMENTAL RETIREMENT BENEFIT PROGRAM (the "Plan") for the benefit of eligible Employees. The principal benefits provided by this Plan are top-hat pension and 401(k) benefits plus certain substitute retiree death benefits.


                                  ARTICLE ONE
                                  Definitions
                                  -----------

     1.1 "Board" means the Board of Directors of Rochester Gas and Electric Corporation.

     1.2  "Change in Control" means one of the following circumstances:

          (i) any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

          (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

          (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 70 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (x) affiliates within the meaning of the Exchange Act or (y) any party to the merger or consolidation;

          (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding voting securities; or

          (v) the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.
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                                      -2-

     1.3 "Code" means the Internal Revenue Code of 1986 as amended from time to time.

     1.4 "Committee" means the Committee on Management of the Company's Board of Directors.

     1.5 "Company" means Rochester Gas and Electric Corporation, or its successor.

     1.6 "Effective Date" means January 1, 1983, provided that this restatement is effective as of July 1, 1999.

     1.7 "Employee" means any employee of a Participating Company who (i) participates in the Qualified Plan, (ii) is a management or highly compensated employee as such employees are defined in Title I of ERISA, and
     (iii) is designated by the Committee, in its sole discretion, as eligible to participate in this Plan.

     1.8 "Participating Company" means the Company and any related entity that meets the definition of "Affiliated Company" in the Qualified Plan and which is approved by the Committee as a Participating Company under this Plan. Participating Companies are listed in Appendix A.

     1.9 "Plan" means this Rochester Gas and Electric Corporation Supplemental Retirement Benefit Program.

     1.10 "Plan Year" means the calendar year.

     1.11 "Qualified Plan" means the Rochester Gas and Electric Corporation Retirement Plan and the Rochester Gas and Electric Corporation Savings Plus Plan except that where the context requires application to only one of these plans they are referred to as the Qualified Retirement Plan and the Qualified Savings Plus Plan, respectively.


                                  ARTICLE TWO
                           Purpose and Intent of Plan
                           --------------------------

          The purpose of this Plan is to attract and retain a highly-motivated executive workforce by providing to eligible Employees certain retirement benefits that cannot be provided in the Qualified Plans because of statutory limits on contributions, benefits or compensation and by providing to designated individuals an insurance replacement benefit. The Plan is intended to constitute an unfunded plan of deferred compensation for a select group of management or highly-compensated employees as provided for in Title I of ERISA.


                                 ARTICLE THREE
                                    Benefits
                                    --------

          Sections 3.1, 3.2 and 3.3 provide, respectively, the general terms and conditions for eligibility to receive benefit supplements to the Qualified Retirement Plan and the
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                                      -3-

     Qualified Savings Plus Plan and the insurance replacement benefit. Benefit provisions of general applicability are set forth in Article Four.

          Section 3.1.  Qualified Retirement Plan Supplement.
                        ------------------------------------

          (a)  Eligibility.  All Employees eligible to receive benefits from the
               -----------
               Qualified Retirement Plan shall be eligible to receive benefits under this Plan if their benefits cannot be fully provided by the Qualified Retirement Plan because of compensation limits under Code Section 401(a)(17) or benefit limits under Code Section 415 after the Effective Date, regardless of when they may have retired, or if they have received an award under the RG&E Executive Incentive Plan. In addition, certain Employees whose rates of benefit accrual under the Qualified Retirement Plan lessened as of January 1, 1989, as compared to the rate of accrual in effect on December 31, 1988, will be eligible for benefits under this Plan.

          (b)  Amount of Benefit.  The benefit amount payable under this Plan
               -----------------
               shall be the amount of the benefit to which an Employee would otherwise be entitled under the Qualified Retirement Plan formula if the Qualified Retirement Plan (i) did not include the limitation on compensation under Code Section 401(a)(17) and the limitation on benefits under Code Section 415, (ii) did include any award under the RG&E Executive Incentive Plan as compensation in the benefit formula, and (iii) had a definition of final average compensation based on the 36 months (not necessarily consecutive) within the 120 months preceding termination which produce the highest average, less the amount of the benefit to which the Employee is actually entitled to receive under the Qualified Retirement Plan as constituted at the time of the calculation. In calculating said benefit there shall also be taken into account the difference, if any, between the benefit payable from the Qualified Retirement Plan and the benefit that would have been payable from the Qualified Retirement Plan (as modified in the preceding sentence) had the benefit formula applicable to the particular Employee as of December 31, 1988, remained in effect.

          (c)  Form of Payment of Benefit.  The benefit computed under
               --------------------------
               subsection (b) above shall be computed and payable in the same form in which the Employee's benefit is computed and payable under the Qualified Retirement Plan. If an Employee's benefit from the Qualified Retirement Plan is subject to an actuarial adjustment because of a conversion of the form of benefit from one form to another or because of the time when payment commences, the benefit from this Plan shall also be actuarially adjusted using the same actuarial adjustments as are used from time to time under the Qualified Retirement Plan.
               Notwithstanding the foregoing, the Committee in its sole discretion may elect to pay the benefit in any alternative form of payment permitted under the Qualified Plan or, in the event of the Employee's or his beneficiary's financial need, to pay the
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                                      -4-

               entire benefit, or the present value of the remaining installments, in a lump sum payment.

          (d)  Commencement of Benefits.  A Participating Company shall pay the
               ------------------------
               benefits due under this Plan commencing within 30 days of retirement, disability, death or any other event that entitles an eligible Employee or his beneficiary to receive benefits under the Qualified Retirement Plan.

          (e)  Death Benefits During Employment.  If an eligible Employee dies
               --------------------------------
               while still employed by a Participating Company but after becoming entitled to receive a vested benefit, the eligible Employee's spouse, if surviving, shall be entitled to a monthly lifetime benefit equal to 50 percent of the benefit the eligible Employee would have received under subsection (b) of this Section
               3.1. This benefit shall be payable at such time as in-service death benefits are payable under the Qualified Retirement Plan and pursuant to such other terms and conditions as may apply to benefits payable under the Qualified Retirement Plan. In the discretion of the Committee, the value of this benefit may be paid out in a lump sum or in another alternative form of benefit the Committee may prescribe.

          (f)  Coordination with Qualified Retirement Plan Benefits.  If an
               ----------------------------------------------------
               eligible Employee is receiving benefits under this Plan and his annual benefits under the Qualified Retirement Plan are increased due to cost of living adjustments to the Qualified Retirement Plan limits under Section 415 of the Internal Revenue Code, his annual benefit under this Plan shall be correspondingly reduced in order to maintain the same aggregate level of benefits. If the Qualified Retirement Plan is amended to improve the benefits paid to retirees or their beneficiaries, the benefits payable under this Plan to a retiree or beneficiary shall automatically be increased by the same percentage increase that the retiree's or beneficiary's Qualified Retirement Plan benefit is increased.

          Section 3.2.  Qualified Savings Plus Plan Supplement.
                        --------------------------------------

          (a)  Eligibility.  An Employee is eligible to defer a portion of his
               -----------
               annual compensation under this Plan if he is eligible to participate in the Qualified Savings Plus Plan, has contributed the maximum amount permitted under the Qualified Savings Plus Plan and such contributions will aggregate less than six percent of his annual compensation without regard to Code limits on compensation.

          (b)  Amount of Contributions.  Eligible Employees shall be able to
               -----------------------
               elect to defer the difference between their actual Qualified Savings Plus Plan contributions and six percent of their total compensation and to be credited with a Participating Company matching contribution equal to one-half of such deferral. An account shall be created for each Employee who defers
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                                      -5-

               compensation under this Plan. The amounts credited to such account shall be deemed to be invested in shares of Company Common Stock (with dividends deemed reinvested and valued as under the Savings Plus Plan) from the date of contribution until the amount in the account is paid to the Employee. The time for deferring hereunder shall be within 30 days of an Employee's becoming eligible for the first time, and prior to the year in which the income to be deferred is to be earned for other deferrals.

          (c)  Form and Timing of Benefit Payment.  The total amount deferred in
               ----------------------------------
               the accounts established hereunder shall be paid in a single sum in the first quarter of the calendar year following the Employee's termination of employment, unless otherwise elected at the time of the election to defer.

          Section 3.3.  Insurance Replacement Benefit.  In consideration of the
                        -----------------------------
     cancellation by the Company of certain life insurance of retirees, the individuals named in Appendix B attached to this Plan shall be paid the amounts listed after their names on a monthly basis for 120 months following retirement pursuant to the Qualified Retirement Plan. In the event of an individual's death after retirement but prior to the completion of 120 monthly payments, the balance of such payments shall be made to the beneficiary designated by the individual or to the estate of the individual should there be no beneficiary then living or designated. Where payments have been made to a surviving beneficiary who dies before a total of 120 payments have been made, any balance of such payments shall be made to the estate of the beneficiary.


                                  ARTICLE FOUR
                  Benefit Provisions of General Applicability
                  -------------------------------------------

     4.1  Vesting.  Insurance replacement benefits are 100 percent vested at all
          -------
     times. Benefit supplements under Sections 3.1 and 3.2 shall vest in accordance with the relevant vesting schedule set forth in the Qualified Retirement Plan or Qualified Savings Plus Plan, respectively.

     4.2  Unfunded Plan. All benefits payable to an eligible Employee under this
          -------------
     Plan shall be paid by the Participating Company that employs the eligible Employee out of its general assets and the Plan shall not otherwise be funded. However, a Participating Company may, in its discretion, set aside assets for meeting its obligations, including, but not limited to, the establishment of a rabbi or other grantor trust. In the event such fund or trust is established, each Participating Company shall be responsible for making contributions to provide for the benefits of its own eligible Employees.

     In the event of a Change of Control, the Company's Chief Executive Officer shall inform the trustee of any rabbi trust that has been established to provide Plan benefits of the Change of Control and shall arrange for the Participating Companies to fully fund, to the extent practicable, the present value of all Plan benefits.

     No Employee shall have any property rights in any such fund or trust or in any other assets held by a Participating Company. The right of an eligible Employee or his or her spouse or beneficiary to receive any of the benefits provided by this Plan shall be an unsecured claim against the general assets of a Participating Company.

     4.3  Change in Control.  In the event of a Change in Control, all Plan
          -----------------
     benefits of eligible Employees shall become fully vested, and upon termination of employment, or by action of the Committee in anticipation of termination of employment, eligible Employees shall be paid such vested benefits in a single lump sum payment. For this purpose, termination of employment shall mean termination of the Employee's employment with a Participating Company within four years following a Change in Control. A termination shall be deemed to occur if during such period the Employee determines in good faith that the position, duties, responsibilities and status assigned to the Employee are inconsistent with the position, duties, responsibilities and status of the Employee with the Participating Company immediately prior to the Change in Control. Such determination shall be evidenced by the Employee in a writing delivered to the Secretary of the Company promptly but in no event later than 180 days after such determination.

          In the case of a Change in Control and a termination of employment as above described, an eligible Employee who has not at such time attained the age of 55 and whose Qualified Retirement Plan benefits are therefore deferred shall nevertheless be entitled to receive an immediate lump sum payment under this Plan equal to the then present value of the benefit that would have been payable at the time the Employee reached age 55 had he remained in employment but determined on the basis of compensation and service figures in effect on the date of the Employee's termination of employment.

     4.4  No Transferability.  The rights of an Employee under this Plan shall
          ------------------
     not be transferable, voluntarily or involuntarily, other than by will or the laws of descent and distribution and are exercisable during the Employee's lifetime only by the Employee or the Employee's guardian or legal representative.


                                  ARTICLE FIVE
                                 Administration
                                 --------------

     5.1  Committee as Administrator.  This Plan shall be administered by the
          --------------------------
     Committee in accordance with the Plan's terms.

          The Committee shall determine the benefits due each Employee from this Plan and the Qualified Plan and shall cause them to be paid by the Qualified Plan or by a Participating Company under this Plan accordingly.

          The Committee shall inform each Employee of any elections which the Employee may possess and shall record such choices along with such other information as may be necessary to administer the Plan.

     5.2  Coordination with Qualified Plan.  Since this Plan is intended to
          --------------------------------
     operate in conjunction with the Qualified Plan, any questions concerning plan administration or the calculation of benefits that arise but are not specifically addressed by this Plan shall be considered in light of the Qualified Plan. In addition, unless the context requires otherwise, the terms used in this Plan shall have the same meaning as the same terms used in the Qualified Plan.

     5.3  Committee Action Final.  The Committee has sole discretion to
          ----------------------
     determine eligibility to participate in this Plan, to determine the eligibility for and the amount of benefits, to interpret the Plan and to take any other action it deems appropriate to administer this Plan. The decisions made by and the actions taken by the Committee shall be final and conclusive on all persons.

          Members of the Committee shall not be subject to individual liability with respect to their actions under this Plan. Notwithstanding the foregoing, the Company shall indemnify each member of the Committee who may incur financial liability for actions or failures to act with respect to the member's Committee responsibilities.


                                  ARTICLE SIX
                           Amendment and Termination
                           -------------------------

          While the Company intends to maintain this Plan in conjunction with the Qualified Plan indefinitely, the Board reserves the right to amend or terminate it at any time for whatever reasons it may deem appropriate.

          Notwithstanding the preceding paragraph, however, the Company hereby makes a contractual commitment on behalf of itself, the other Participating Companies and their successors to pay, or to require the other Participating Companies to pay, the benefits accrued under this Plan prior to its amendment or termination to the extent it or the other Participating Companies are financially capable of meeting such obligation.


                                 ARTICLE SEVEN
                                 Miscellaneous
                                 -------------

     7.1  No Contract of Employment.  Nothing contained in this Plan shall be
          -------------------------
     construed as a contract of employment between a Participating Company and an Employee, or as a right of any Employee to be continued in the employment of a Participating Company, or as a limitation of the right of a Participating Company to discharge any of its Employees, with or without cause.

     7.2  Taxation.  The benefits payable under this Plan shall be subject to
          --------
     all federal, state and local income and employment taxes to which benefits of this type are normally subject.

     7.3  Indemnification.  To the fullest extent authorized or permitted by
          ---------------
     law, the Company shall indemnify any eligible Employee who brings an action or proceeding, whether civil or criminal, or who is made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or shall be entitled to benefits under this Plan and the Company has failed to make payments hereunder when due or has otherwise failed to follow the terms of the Plan or such eligible Employee has reasonable cause to believe the Company shall fail or intends to fail to perform its future obligations hereunder arising within a reasonable time thereof, or with respect to any other matter directly or indirectly related to this Plan, unless a judgment or other final adjudication adverse to such eligible Employee establishes that the Company was or is legally entitled to fail to so perform its obligations hereunder. Without limitation of the foregoing, such indemnification shall include indemnification against all costs of whatever nature or kind, including attorneys' fees and costs of investigation or defense, incurred by any eligible Employee with respect to any such action or proceeding and any appeal therein, and which judgments, fines, amounts and expenses have not been recouped by him in any other manner. All expenses incurred by a person in connection with an actual or threatened action or proceeding with respect to which such person is or may be entitled to indemnification under this Section, shall, in the absence of a final adjudication adverse to such person as described above, be promptly paid by the Company to him, upon receipt of an undertaking by him to repay the portion of such advances, if any, to which he may finally be determined not to be entitled. The Company's obligations under this Section 7.3 may be paid from any rabbi trust or other fund established by the Company for the purpose of paying such expenses. This Section may not without the consent of a eligible Employee be amended or changed in any manner adverse to such eligible Employee. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an eligible Employee may be entitled other than pursuant to this Section.

     7.4  Successors.  This Plan shall be binding on the Company's successors
          ----------
     and assigns.

     7.5  Governing Law.  This Plan shall be interpreted and enforced in
          -------------
     accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Company has caused this Plan document to be executed by its duly authorized officer this 1st day of July, 1999.



                                        ROCHESTER GAS AND ELECTRIC
                                        CORPORATION



                                        By  /s/ Thomas S. Richards
                                            --------------------------


                                        Title  Chairman of the Board, President
                                               --------------------------------
                                               and Chief Executive Officer
                                               ---------------------------

                                                                    Exhibit 10-2

                                  APPENDIX A

                            Participating Companies


Name of Company                          Effective Date of Participation
---------------                          -------------------------------

Rochester Gas and Electric Corporation              July 1, 1999

RGS Energy Group, Inc.                              July 1, 1999

RGS Development Corporation                         July 1, 1999

Energetix, Inc.                                     July 1, 1999

                                                                    Exhibit 10-2

                                  APPENDIX B
                                  ----------

                  Section 3.3:  Insurance Replacement Benefit

                                                    Post-Retirement
       Name                                   Monthly Payment (120 Months)
       ----                                   ----------------------------
Paul W. Briggs                                          $3,833.33
Keith W. Amish                                           2,916.67
Harry G. Saddock                                         2,083.33
Mario Silvestrone                                          858.33
Dean W. Caple                                              812.50
Richard J. Rudman                                          466.67
David K. Laniak                                            466.67
John E. Arthur                                             408.33
Francis A. Sullivan, Jr.                                   350.00
Roger W. Kober                                             291.67
Joseph J. Hartman                                          141.67
William C. Bailey                                          133.33
Lee S. Lang                                                125.00